Exhibit 99.2

February 4, 2014

Tetraphase Pharmaceuticals Names Craig Thompson Chief Operating Officer

Brings broad experience in successful antibiotic development and commercialization

WATERTOWN, Mass.—(BUSINESS WIRE)— Tetraphase Pharmaceuticals, Inc. (NASDAQ:TTPH) today announced the appointment of Craig Thompson to the position of Chief Operating Officer, effective immediately. In his new role, Mr. Thompson, who most recently served as Chief Commercial Officer for Trius Therapeutics, will be responsible for leading Tetraphase’s commercial operations, including business development and licensing, commercial planning and early marketing initiatives for eravacycline, Tetraphase’s lead, late-stage antibiotic candidate. Tetraphase is developing eravacycline and a pipeline of early-stage antibiotic candidates to combat the growing public health threats from resistant Gram-negative infections.

“Craig is a talented and influential brand strategist with a wealth of experience in antibiotics, corporate strategy and operations,” said Guy Macdonald, President and CEO of Tetraphase. “His proven abilities in the development and marketing of pharmaceutical products, combined with his strong business development, planning and leadership skills, strengthen Tetraphase’s senior management team at an important time in the company’s evolution. We expect him to add significant value to the company as we work to maximize the global commercial potential for eravacycline through partnering and business development efforts and execute our commercial activities in preparation for a U.S. launch.”

Mr. Thompson brings nearly 24 years of experience in the pharmaceutical and healthcare industries to Tetraphase, with a proven track record of product development, global brand management, product positioning, and domestic and international pharmaceutical sales, including the strategic marketing of many industry-leading drugs. While serving as Chief Commercial Officer for Trius Therapeutics, he was instrumental in the sale of Trius to Cubist Pharmaceuticals in September 2013. Prior to Trius, Mr. Thompson served in various global and U.S. commercial roles at Pfizer Inc., ultimately serving as Vice President of Marketing for Pfizer’s Specialty Care Business Unit, where he was directly responsible for the U.S. commercial strategy for a portfolio of products with more than $1.5 billion in annual U.S. sales. From 1992 to 2003, Mr. Thompson served in positions of increasing responsibility at Merck & Co., Inc., where he most notably worked on commercial planning and marketing activities for the company’s anti-infectives as well as on major cardiovascular brands. Mr. Thompson holds a Bachelor’s degree in Commerce from McMaster University and an M.B.A. from the University of Notre Dame.

Mr. Thompson commented on his appointment: “Eravacycline’s unique characteristics make it an important new antibiotic candidate in late-stage development in the Gram-negative space. These include the potential for best-in-class activity against a broad spectrum of multidrug-resistant bacteria and the potential for availability in both IV and oral formulations. Eravacycline, along with the company’s proprietary drug discovery platform technology, make Tetraphase an exceptional opportunity that I look forward to being a part of.”

About Tetraphase Pharmaceuticals, Inc.

Tetraphase is a clinical-stage biopharmaceutical company using its proprietary chemistry technology to create novel antibiotics for serious and life-threatening multidrug-resistant (MDR) bacterial infections, including many of the MDR Gram-negative bacteria highlighted as urgent public health threats by the Centers for Disease Control and Prevention (CDC). Tetraphase’s lead product candidate, eravacycline, is a fully synthetic tetracycline derivative being developed as a broad-spectrum intravenous and oral antibiotic for use as a first-line empiric monotherapy. Tetraphase has created more than 3,000 novel tetracycline analogs using its technology platform; in addition to eravacycline, Tetraphase has generated multiple preclinical antibiotic candidates that are currently being evaluated for clinical suitability.

Forward-Looking Statements

Any statements in this press release about our future expectations, plans and prospects, including statements regarding our strategy, future operations, prospects, plans and objectives, and other statements containing the words “anticipates,” “believes,” “expects,” “plans,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: whether our cash resources will be sufficient to fund our continuing operations through the end of 2015; whether results obtained in preclinical studies and early clinical trials will be indicative of results obtained in future clinical trials; whether eravacycline will advance through the clinical trial process on a timely basis and receive approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether, if eravacycline obtains approval, it will be successfully distributed and marketed; and other factors discussed in the “Risk Factors” section of our most recent quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on November 14, 2013. In addition, the forward-looking statements included in this press release represent our views as of February 4, 2014. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

Investor Contacts

Tetraphase Pharmaceuticals

Jennifer LaVin, 617-715-3591

jlavin@tphase.com

or

Argot Partners

Susan Kim, 212-600-1902

susan@argotpartners.com

or

Media Contact:

Sam Brown Inc.

Mike Beyer, 773-463-4211

beyer@sambrown.com